PREIT / 1

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

INVESTOR RELATIONS

Heather Crowell

heather@gregoryfca.com

PREIT Reports Fourth Quarter and Full Year 2022 Results

Core Mall Total Occupancy Grew to 94.8%

Core Mall Non-Anchor Occupancy Increased 240 Basis Points to 92.1%

Core Mall Sales Per Square Foot Were $606 in January, Growing 1.7% Over December 2022

Average Renewal Spreads Were 1.1% for the Year Ended December 31, 2022

Philadelphia, March 22, 2023 - PREIT (OTC:PRET) today reported results for the three months and year ended December 31, 2022. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended December 31,		Year Ended December 31,
(per share amounts)	2022	2021	2022	2021
Net loss - basic and diluted	$(7.81)	$(6.52)	$(33.06)	$(30.56)
FFO	$(0.93)	$2.50	$(0.55)	$0.81
FFO, as adjusted	$(0.88)	$2.40	$(1.18)	$(0.56)

“As we reflect on our performance, we are pleased with what the team accomplished in the face of increasing economic pressure facing businesses and consumers, delivering new-to-portfolio tenants and robust leasing results including diverse uses and raising capital through opportunistic asset sales,” said Joseph F. Coradino, Chairman and CEO of PREIT. “In spite of the macroeconomic pressures, the prognosis for retail remains positive. The consumer has rediscovered the enclosed mall and is embracing the new experiences we are offering."

•
Same Store NOI, excluding lease termination revenue, decreased 7.7% and 0.3% for the three months and year ended December 31, 2022 compared to the same periods ended December 31, 2021, respectively, driven by outsized credit recoveries in 2021 and an increase in operating costs.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 150 basis points to 94.8% compared to the year ended December 31, 2021. Core Mall non-anchor Occupancy improved 240 basis points to 92.1% compared to the year ended December 31, 2021.

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•
Core Mall total leased space, at 95.7%, exceeds occupied space by 90 basis points, and Core Mall non-anchor leased space, at 93.4%, is higher than occupied space by 130 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended December 31, 2022, core mall comparable sales grew to $596 per square foot, compared to $539 in 2019. Comparable sales demonstrated further improvement in January, rising to $606 per square foot.
•
Average renewal spreads for the three months and year ended December 31, 2022 were -5.6% and 1.1%, respectively.
•
The Company made notable advances in its capital-raising efforts, including the sale of Cumberland Mall and several outparcels. Since the beginning of 2022, the Company sold assets generating just over $141 million in gross proceeds. As part of its debt reduction plan, the Company has applied asset sale proceeds and excess cash from operations to pay down debt by $184 million through January 31, 2023.

Leasing and Redevelopment

•
337,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of over $7.4 million.
•
Construction is underway on the new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD, with an anticipated opening in the third quarter of 2023.
•
Tilted 10 opened Phase I of its planned two-level indoor family entertainment center at Willow Grove Park in March, adding family entertainment to this locally-loved destination shopping experience. The balance of the facility is expected to open in spring 2023.
•
At Moorestown Mall, construction is underway for the new state-of-the-art Cooper University Healthcare facility and the 375-unit Pearl apartment development, following completion of the sale of land in the second quarter of 2022.
•
Tenant construction is underway for a new prototype, 32,000 square foot, LEGO® Discovery Center at Springfield Town Center with expected opening in third quarter 2023. Burlington has also executed a lease for a 30,000 square foot location with an anticipated opening later this year. Approvals were obtained for the development of 460 apartments and a 165-room hotel, setting the stage for sale of these parcels in summer 2023.

Primary Factors Affecting Financial Results for the Three Months Ended December 31, 2022 and 2021

•
Net loss attributable to PREIT common shareholders was $41.5 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $(7.81) per basic and diluted share for the three months ended December 31, 2022, compared to net loss attributable to PREIT common shareholders of $34.5 million, or $(6.52) per basic and diluted share for the three months ended December 31, 2021.
•
Funds from Operations decreased in the three months ended December 31, 2022 compared to the prior year period primarily due to lower NOI from Same Store properties as a result of declines in expense recoveries and sales, Non-Same Store properties as a result of the sale of our interest in Gloucester Premium Outlets and Cumberland Mall as well as higher interest expense.
•
FFO for the three months ended December 31, 2022 was $(0.93) per diluted share and OP Unit compared to $2.50 per diluted share and OP Unit for the three months ended December 31, 2021.

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All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months and year ended December 31, 2022 and 2021 is included on page 15.

Liquidity and Financing Activities

As of December 31, 2022, the Company had $107.5 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $119.9 million. The Company extended the maturity date of its Credit Facilities to December 10, 2023 and is pursuing all available alternatives to address this upcoming maturity.

Additionally, the Fashion District Philadelphia partnership has continued to fund required paydowns of the Fashion District Philadelphia mortgage.

Asset Dispositions

During the quarter, the Company executed on the sale of Cumberland Mall for $44.6 million in gross proceeds, facilitating the repayment of the $39.0 million mortgage loan balance.

The Company also completed the sale of a former department store space at Valley View Mall for gross proceeds of $2.6 million.

Subsequent to the end of the quarter, the Company closed on the sale of its Whole Foods parcel at Plymouth Meeting Mall for $27 million.

2023 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday, March, 22 2023, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 9326912, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (OTC:PRET) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

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Rounding

Certain summarized information in the tables included may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months and year ended December 31, 2022 and 2021, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on sale of preferred equity interest, gain/loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, insurance recoveries, gain on debt extinguishment, gain on sale of preferred equity interest, gain on hedge ineffectiveness and reorganization expenses.

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Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, other expenses (which includes provision for employee separation expense and project costs), interest expense, reorganization expenses, impairment of assets, equity in loss/income of partnerships, gain on extinguishment of debt, gain/loss on sales of real estate, gain on sale of equity method investee, gain on sales of real estate by equity method investee, gain on sales of non-operating real estate and gain/loss on sale of preferred equity interest.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Unconsolidated Properties and Proportionate Financial Information

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties,” we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 40% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Malls

Core Malls exclude Exton Square Mall, Cumberland Mall and Valley View Mall and power centers.

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Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations about the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
our substantial debt and our ability to satisfy our obligations or extend the maturity of or refinance our outstanding debt at or prior to maturity, particularly in light of increasing interest rates, and our ability to remain in compliance with our financial covenants under our debt facilities;

•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruptions and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; and

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•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the section entitled “Item 1A. Risk Factors” of each of our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 and any subsequent reports we file with the SEC. Any forward-looking statements made by us speak only as of the date on which they are made, and we do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands of dollars)	2022	2021	2022	2021
REVENUE:
Real estate revenue:
Lease revenue	$73,277	$76,502	$271,750	$270,065
Expense reimbursements	4,633	4,078	17,856	16,514
Other real estate revenue	2,418	4,462	5,719	9,290
Total real estate revenue	80,328	85,042	295,325	295,869
Other income	325	131	702	561
Total revenue	80,653	85,173	296,027	296,430
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,515)	(26,034)	(107,026)	(105,933)
Utilities	(3,350)	(2,901)	(14,819)	(12,473)
Other property operating expenses	(2,884)	(2,596)	(9,469)	(9,176)
Total property operating expenses	(32,749)	(31,531)	(131,314)	(127,582)
Depreciation and amortization	(27,559)	(29,319)	(113,083)	(117,986)
General and administrative expenses	(11,567)	(9,751)	(43,760)	(49,570)
Other (expenses) income	(307)	(130)	(451)	55
Total operating expenses	(72,182)	(70,731)	(288,608)	(295,083)
Interest expense, net (1)	(41,287)	(32,896)	(141,760)	(128,031)
Gain on debt extinguishment, net	—	—	—	4,587
Impairment of assets	(1,831)	(8,374)	(44,101)	(9,938)
Reorganization expenses	—	—	—	(267)
Total expenses	(115,300)	(112,001)	(474,469)	(428,732)
Equity in loss of partnerships (2)	(2,206)	(1,303)	(6,145)	(3,732)
Gain (loss) on sales of interests in real estate	1,696	11	10,829	(1,180)
Gain (loss) on sale of equity method investment	(77)	—	8,976	—
Gain (loss) on sales of real estate by equity method investee	—	—	—	1,337
Gain on sales of non operating real estate	—	10	10,527	10
Gain on sale of preferred equity interest	—	—	3,688	—
Net loss	(35,234)	(28,110)	(150,567)	(135,867)
Less: net loss attributable to noncontrolling interest	530	443	2,248	3,130
Net loss attributable to PREIT	(34,704)	(27,667)	(148,319)	(132,737)
Less: preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Net loss attributable to PREIT common shareholders	$(41,548)	$(34,511)	$(175,694)	$(160,112)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net loss used to calculate loss per share—basic and diluted	$(41,548)	$(34,511)	$(175,693)	$(160,112)
Basic and diluted loss per share:	$(7.81)	$(6.52)	$(33.06)	$(30.56)

Weighted average shares outstanding—basic	5,317	5,292	5,314	5,240
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	5,317	5,292	5,314	5,240

(1) The Company had net losses in all periods presented. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands of dollars)	2022	2021	2022	2021
Comprehensive loss:
Net loss	$(35,234)	$(28,110)	$(150,566)	$(135,867)
Unrealized gain on derivatives	(20)	4,096	12,254	11,999
Amortization of settled swaps	4	2	11	11
Total comprehensive loss	(35,250)	(24,012)	(138,301)	(123,857)
Less: comprehensive loss attributable to noncontrolling interest	530	392	2,095	2,910
Comprehensive loss attributable to PREIT	$(34,720)	$(23,620)	$(136,206)	$(120,947)

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The following table presents a reconciliation of net loss determined in accordance with GAAP to (i) FFO attributable to common shareholders and OP Unit holders, (ii) FFO, as adjusted, attributable to common shareholders and OP Unit holders, (iii) FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (iv) and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit for the three months and year ended December 31, 2022 and 2021:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net loss	$(35,234)	$(28,109)	$(150,566)	$(135,867)
Depreciation and amortization on real estate:
Consolidated properties	27,309	28,993	111,937	116,646
PREIT’s share of equity method investments	2,705	4,320	11,378	13,577
(Gain) loss on sales of interests in real estate	(1,696)	(11)	(10,829)	1,180
Loss (gain) on sale of equity method investment	77	-	(8,976)	-
Loss (gain) on sales of real estate by equity method investee	-	-	-	(1,337)
Impairment of assets:
Consolidated properties	1,831	8,374	44,101	9,938
PREIT’s share of equity method investments	-	-	-	264
Funds from operations attributable to common shareholders and OP Unit holders	(5,008)	13,567	(2,955)	4,401
Insurance recoveries, net	5	-	7	(669)
Provision for employee separation expenses	283	26	277	305
Loss on hedge ineffectiveness	-	(537)	-	(2,735)
Gain on debt extinguishment, net	-	-	-	(4,587)
Gain on sale of preferred equity interest	-	-	(3,688)	-
Reorganization expenses	-	-	-	267
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(4,720)	$13,056	$(6,359)	$(3,018)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.93)	$2.50	$(0.55)	$0.81
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.88)	$2.40	$(1.18)	$(0.56)

(in thousands of shares)
Weighted average number of shares outstanding	5,317	5,292	5,314	5,240
Weighted average effect of full conversion of OP Units	69	69	69	103
Effect of common share equivalents	-	72	-	63
Total weighted average shares outstanding, including OP Units	5,386	5,433	5,383	5,406

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

NOI for the three months ended December 31, 2022 and 2021:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$47,211	$51,218	$(4,007)	(7.8%)	$369	$2,293	$47,580	$53,511
NOI attributable to equity method investments, at ownership share	7,888	7,985	(97)	(1.2%)	(14)	708	7,874	8,693
Total NOI	55,099	59,203	(4,104)	(6.9%)	355	3,001	55,454	62,204
Less: lease termination revenue	852	403	449	111.4%	-	177	852	580
Total NOI excluding lease termination revenue	$54,247	$58,800	$(4,553)	(7.7%)	$355	$2,824	$54,602	$61,624

NOI for the year ended December 31, 2022 and 2021:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$160,234	$162,076	$(1,842)	(1.1%)	$3,778	$6,211	$164,012	$168,287
NOI attributable to equity method investments, at ownership share	29,679	29,484	195	0.7%	1,146	2,686	30,825	32,170
Total NOI	189,913	191,560	(1,647)	(0.9%)	4,924	8,897	194,837	200,457
Less: lease termination revenue	3,247	4,306	(1,059)	(24.6%)	49	323	3,296	4,629
Total NOI excluding lease termination revenue	$186,666	$187,254	$(588)	(0.3%)	$4,875	$8,574	$191,541	$195,828

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three months and year ended December 31, 2022 and 2021:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2022	2021	2022	2021
Net loss	$(35,235)	$(28,109)	$(150,566)	$(135,867)
Other income	(325)	(131)	(702)	(561)
Depreciation and amortization	27,559	29,319	113,083	117,986
General and administrative expenses	11,568	9,751	43,760	49,570
Other (expenses) income	308	129	451	(55)
Interest expense, net	41,287	32,896	141,760	128,031
Impairment of assets	1,831	8,374	44,101	9,938
Gain on debt extinguishment, net	—	—	—	(4,587)
Reorganization expenses	—	—	—	267
Equity in loss of partnerships	2,206	1,303	6,145	3,732
(Gain) loss on sales of interests in real estate	(1,696)	(11)	(10,829)	1,180
(Gain) loss on sale of equity method investment	77	—	(8,976)	—
(Gain) loss on sales of real estate by equity method investee	—	—	—	(1,337)
Gain on sale of preferred equity interest	—	—	(3,688)	—
Gain on sales of non operating real estate	—	(10)	(10,527)	(10)
NOI from consolidated properties	47,580	53,511	164,012	168,287
Less: Non Same Store NOI of consolidated properties	369	2,293	3,778	6,211
Same Store NOI from consolidated properties	47,211	51,218	160,234	162,076
Less: Same Store lease termination revenue	848	45	2,397	4,491
Same Store NOI excluding lease termination revenue	$46,363	$51,173	$157,837	$157,585

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles equity in loss of partnerships to NOI of equity method investments at ownership share for the three months and year ended December 31, 2022 and 2021:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Equity in loss of partnerships	$(2,206)	$(1,303)	$(6,145)	$(3,732)
Depreciation and amortization	2,705	4,322	11,378	13,577
Impairment of assets	—	—	—	265
Interest and other expenses	7,376	5,674	25,592	22,060
Net operating income from equity method investments at ownership share	7,875	8,693	30,825	32,170
Less: Non Same Store NOI from equity method investments at ownership share	(14)	708	1,145	2,687
Same Store NOI of equity method investments at ownership share	7,889	7,985	29,680	29,483
Less: Same Store lease termination revenue	3	71	858	2,920
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$7,886	$7,914	$28,822	$26,563

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	December 31,
(in thousands, except per share amounts)	2022	2021
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,894,944	$3,156,194
Construction in progress	42,659	45,828
Land held for development	2,058	4,339
Total investments in real estate	2,939,661	3,206,361
Accumulated depreciation	(1,370,065)	(1,405,260)
Net investments in real estate	1,569,596	1,801,101
INVESTMENTS IN PARTNERSHIPS, at equity:	7,845	16,525
OTHER ASSETS:
Cash and cash equivalents	22,937	43,852
Tenant and other receivables, net	40,459	42,501
Intangible assets, net	8,623	10,054
Deferred costs and other assets, net	91,902	128,923
Assets held for sale	61,767	8,780
Total assets	$1,803,129	$2,051,736
LIABILITIES:
Mortgage loans payable, net	$749,396	$851,283
Term Loans, net	976,903	959,137
Revolving Facility	22,481	54,549
Tenants’ deposits and deferred rent	13,264	10,180
Distributions in excess of partnership investments	93,136	71,570
Fair value of derivative liabilities	—	8,427
Accrued expenses and other liabilities	69,846	89,331
Liabilities on assets held for sale	2,539	212
Total liabilities	1,927,565	2,044,689
COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 3,450 shares issued and outstanding; liquidation preference of $102,151 and $95,791 at December 31, 2022 and 2021, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 6,900 shares issued and outstanding; liquidation preference of $203,550 and $191,130 at December 31, 2022 and 2021, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 5,000 shares issued and outstanding; liquidation preference of $146,485 and $137,891 at December 31, 2022 and 2021, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 13,333 shares authorized; 5,369 and 5,347 shares issued and outstanding at December 31, 2022 and 2021, respectively	5,356	5,347
Capital contributed in excess of par	1,858,675	1,851,866
Accumulated other comprehensive loss	3,282	(8,830)
Distributions in excess of net income	(1,980,693)	(1,832,375)
Total equity—Pennsylvania Real Estate Investment Trust	(113,226)	16,162
Noncontrolling interest	(11,210)	(9,115)
Total equity (deficit)	(124,436)	7,047
Total liabilities and equity	$1,803,129	$2,051,736

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles changes in funds from operations for the three months and year ended December 31, 2022 as compared to the three months and year ended December 31, 2021 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding):

(in thousands, except per share amounts)	Three Months Ended December 31, 2022	Per Diluted Share and OP Unit	Year Ended December 31, 2022	Per Diluted Share and OP Unit
Funds from Operations, as adjusted December 31, 2021	$13,055	$2.40	$(3,018)	$(0.56)

Changes - Q4 2021 to Q4 2022

Contribution from anchor replacements and new box tenants	593	0.11	1,575	0.29
Impact from bankruptcies	(12)	-	179	0.04
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(1,638)	(0.30)	1,193	0.22
Lease termination revenue	803	0.15	1,003	0.19
Credit losses	(1,389)	(0.26)	(1,992)	(0.37)
Other	(2,364)	(0.43)	(3,800)	(0.70)
Same Store NOI(1) from unconsolidated properties	(97)	(0.02)	195	0.04
Same Store NOI	(4,104)	(0.75)	(1,647)	(0.29)
Non Same Store NOI	(2,646)	(0.49)	(30,572)	(5.63)
General and administrative expenses	(1,816)	(0.34)	5,810	1.07
Capitalization of leasing costs	(145)	(0.03)	(34)	(0.01)
Other	1,041	0.18	40,406	7.43
Interest expense, net	(10,106)	(1.85)	(17,304)	(3.19)
Funds from Operations, as adjusted December 31, 2022	(4,721)	(0.88)	(6,359)	(1.18)
Provision for employee separation expense	(283)	(0.05)	(277)	(0.05)
Insurance recoveries	(5)	-	(7)	-
Gain on sale of preferred equity interest	-	-	3,688	0.68
Funds from Operations, December 31, 2022	$(5,009)	$(0.93)	$(2,955)	$(0.55)